      As filed with the Securities and Exchange Commission on June 26, 2002
                           Registration No. XXX-XXXXX

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           CLOSURE MEDICAL CORPORATION

             (Exact name of registrant as specified in its charter)

      Delaware                                        56-1959623
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

      5250 Greens Dairy Road
      Raleigh, North Carolina                            27616
(Address of principal executive offices)               (Zip Code)

                           CLOSURE MEDICAL CORPORATION
               AMENDED AND RESTATED 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                 ROBERT V. TONI
                      President and Chief Executive Officer
                           Closure Medical Corporation
                             5250 Greens Dairy Road
                                Raleigh, NC 27616
                     (Name and address of agent for service)

                                 (919) 876-7800
          (Telephone number, including area code, of agent for service)


                         Copy of all communications to:
                                STEPHEN JANNETTA
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                       Proposed maximum    Proposed maximum
 Title of securities   Amount to be     Offering price        aggregate            Amount of
  to be registered      registered       per share (1)    offering price (1)    registration fee
---------------------------------------------------------------------------------------------------
Common Stock, $.01
   par value           1,500,000 (2)       $13.735            $20,602,500.00         $1,895.43
===================================================================================================

(1) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on June 25, 2002, as reported on the Nasdaq National Market.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

         This Registration Statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 1,500,000 shares (the "Shares") of Common Stock, $.01 par value, of the Registrant. The Shares are securities of the same class and relating to the same employee benefit plan, the Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan, as those shares registered in the Registrant's Registration Statements on Form S-8, previously filed with the Securities and Exchange Commission on December 12, 1996, February 25, 1999 and April 6, 2001. The earlier Registration Statements on Form S-8, Registration Nos. 333-17721, 333-72953 and 333-58456, are hereby incorporated by reference.

         The financial statements contained in the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001 incorporated by reference in this Registration Statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement.

Exhibit
Number     Exhibit
-------    -------

  5.1      Opinion of Morgan, Lewis & Bockius LLP

 10.1 Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan

 23.1      Consent of PricewaterhouseCoopers LLP

 23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Raleigh, North Carolina, on this 26th day of June, 2002.

                           CLOSURE MEDICAL CORPORATION

                           By:  /s/Robert V. Toni
                                -------------------------
                                 Robert V. Toni
                                 President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         EACH PERSON IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS ROBERT
V. TONI AND BENNY WARD, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

      Name                   Capacity                                            Date
      ----                   --------                                            ----

/s/ Robert V. Toni          President and Chief Executive Officer                June 26, 2002
------------------          (principal executive officer) and Director
Robert V. Toni


/s/ Benny Ward              Vice President of Finance and Chief                  June 26, 2002
---------------             Financial Officer (principal financial and
Benny Ward                  accounting officer)


/s/ Ronald A. Ahrens        Chairman of the Board and Director                   June 26, 2002
--------------------
Ronald A. Ahrens


/s/ Dennis C. Carey          Director                                            June 26, 2002
-------------------
Dennis C. Carey


/s/ Richard W. Miller        Director                                            June 26, 2002
---------------------
Richard W. Miller


      Name                   Capacity                                            Date
      ----                   --------                                            ----

/s/ Dr. James E. Niedel     Director                                             June 26, 2002
-----------------------
Dr. James E. Niedel


/s/ F. William Schmidt      Director                                             June 26, 2002
----------------------
F. William Schmidt


/s/ Rolf D. Schmidt         Director                                             June 26, 2002
-------------------
Rolf D. Schmidt


/s/ Randy H. Thurman        Director                                             June 26, 2002
--------------------
Randy H. Thurman

                           CLOSURE MEDICAL CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

Exhibit
Number            Exhibit
-------           -------

  5.1             Opinion of Morgan, Lewis & Bockius LLP

 10.1 Closure Medical Corporation Amended and Restated 1996 Equity Compensation Plan

 23.1             Consent of PricewaterhouseCoopers LLP

 23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)

 24.1 Power of Attorney (included on signature page of this Registration Statement)